THE VICTORY PORTFOLIOS

                              AMENDED AND RESTATED

                           RULE 18f-3 MULTI-CLASS PLAN

        I.     Introduction.

               Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares of the various series (each series a "Fund") of The Victory Portfolios (the "Trust") that issue multiple classes of shares, whether now existing or subsequently established (the "Multi-Class Funds"). In addition, this Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges, and other shareholder services of each class of shares of the Multi-Class Funds.

               The Trust is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933, as amended, and the 1940 Act (Registration Nos. 33-8982 and 811-4851). Upon the effective date of this Plan, the Trust hereby elects to offer multiple classes of shares of the Multi-Class Funds pursuant to the provisions of Rule 18f-3 under the 1940 Act and this Plan. This Plan does not make any material changes to the general class arrangements and expense allocations previously approved by the Board of Trustees of the Trust (the "Board").

        The Trust currently consists of the following 37 separate Funds:

Balanced Fund                           Limited Term Income Fund
Convertible Securities Fund             Maine Municipal Bond Fund (Short-Term)
Diversified Stock Fund                  Maine Municipal Bond Fund (Intermediate)
Equity Income Fund                      Michigan Municipal Bond Fund
Established Value Fund                  National Municipal Bond Fund
Federal Money Market Fund               National Municipal Bond Fund
Financial Reserves Fund                    (Short-Intermediate)
Fund for Income                         National Municipal Bond Fund (Long)
Gradison Government Reserves Fund       Nasdaq-100 Index Fund
Growth Fund                             New York Tax-Free Fund
Institutional Money Market Fund         Ohio Municipal Bond Fund
Intermediate Income Fund                Ohio Municipal Money Market Fund
International Growth Fund               Prime Obligations Fund
Investment Quality Bond Fund            Real Estate Investment Fund
Lakefront Fund                          Small Company Opportunity Fund
LifeChoice Conservative Investor Fund   Special Value Fund
LifeChoice Moderate Investor Fund       Stock Index Fund
LifeChoice Growth Investor Fund         Tax-Free Money Market Fund
                                        U.S. Government Obligations Fund
                                        Value Fund

               The Funds are authorized to issue the following classes of shares representing interests in the same underlying portfolio of assets of the respective Fund:

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The Multi-Class Funds                   The Non-Multi-Class Funds
Class A, Class B and Class G Shares     Class A Shares
-----------------------------------     --------------
Balanced Fund                           Equity Income Fund
Diversified Stock Fund                  Financial Reserves Fund
International Growth Fund               LifeChoice Conservative Investor Fund
National Municipal Bond Fund            LifeChoice Growth Investor Fund
New York Tax-Free Fund                  LifeChoice Moderate Investor Fund
Special Value Fund                      Lakefront Fund
                                        Limited Term Income Fund
Class A Shares and Class G Shares       Maine Municipal Bond Fund (Short-Term)
---------------------------------       Maine Municipal Bond Fund (Intermediate)
Convertible Securities Fund             Michigan Municipal Bond Fund
Established Value Fund                  National Municipal Bond Fund
Fund for Income                           (Short-Intermediate)
Growth Fund                             National Municipal Bond Fund (Long)
Intermediate Income Fund                Ohio Municipal Money Market Fund
Investment Quality Bond Fund            Prime Obligations Fund
Nasdaq-100 Index Fund                   Tax-Free Money Market Fund
Ohio Municipal Bond Fund
Real Estate Investment Fund
Small Company Opportunity Fund          Investor Shares and Select Shares
Stock Index Fund                        ---------------------------------
Value Fund                              Federal Money Market Fund
                                        Institutional Money Market Fund
                                        U.S. Government Obligations Fund

                                        Class G Shares
                                        --------------
                                        Gradison Government Reserves Fund

        II.    Class Arrangements.

               The following summarizes the front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges, and other shareholder services applicable to each particular class of shares of the Funds. Additional details regarding such fees and services are set forth in each Fund's current Prospectus and Statement of Additional Information.

               A.     Class A Shares:

               1.     Maximum  Initial  Sales  Load:   5.75%  (of  the  offering
                      price). Exceptions: Fund for Income and Limited Term Income Fund have an initial sales charge of 2.00% (of the offering price). Additional Exceptions: Financial Reserves Fund, LifeChoice Conservative Investor Fund, LifeChoice Growth Investor Fund, LifeChoice Moderate Investor Fund, Ohio Municipal Money Market Fund, Prime Obligations Fund, and Tax-Free Money Market Fund have no sales charge.

               2.     Contingent Deferred Sales Charge:  None.

               3. Rule 12b-1 Distribution Fees: None. Exceptions: Class A Shares of the Balanced Fund, Convertible Securities Fund, Diversified Stock Fund, Established Value Fund, Financial Reserves Fund, Fund for Income, Growth Fund, Institutional Money Market Fund, Intermediate Income Fund, International Growth Fund, Investment Quality Bond Fund,

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                      Lakefront Fund, LifeChoice Conservative Investor Fund,
                      LifeChoice Moderate Investor Fund, LifeChoice Growth Investor Fund, Limited Term Income Fund, National Municipal Bond Fund, Nasdaq-100 Index Fund, New York Tax-Free Fund, Ohio Municipal Bond Fund, Ohio Municipal Money Market Fund, Real Estate Investment Fund, Small Company Opportunity Fund, Special Value Fund, Stock Index Fund and Value Fund each have a Rule 12b-1 Plan pursuant to which no fees are paid.

               4. Shareholder Servicing Fees: Up to 0.25% per annum of average daily net assets. Exceptions: Financial Reserves Fund, Nasdaq-100 Index Fund and Stock Index Fund do not have shareholder servicing plans or fees.

               5.     Conversion Features:  None.

               6. Exchange Privileges: Class A shares may be exchanged with Class A shares of other Funds without incurring a sales charge. However, exchanges made into a Fund with a higher sales charge require payment of the percentage-point difference between the higher and lower sales charges. For example, investors that exchange Class A shares from the Fund for Income or the Limited Term Income Fund to purchase Class A shares of a Fund with a 5.75% sales charge would pay the 3.75% difference in sales charge. Class A shares may be exchanged with Investor Class shares or Select Class shares of Federal Money Market Fund, Institutional Money Market Fund, and U.S. Government Obligations Fund without incurring a sales charge.

               7. Other Shareholder Services: As provided in the Fund's Prospectus. These services do not differ from those applicable to Class B shares.

               B.     Class B Shares:

               1.     Initial Sales Load:  None

               2.     Contingent  Deferred  Sales  Charge  ("CDSC"):  5% in  the
                      first year, declining to 1% in the sixth year, and eliminated thereafter. The CDSC is based on the original purchase cost of investment or the net asset value of the shares at the time of redemption, whichever is lower.

               3. Rule 12b-1 Distribution Fees: 0.75% per annum of the average daily net assets.

               4. Shareholder Servicing Fees: Up to 0.25% per annum of the average daily net assets.

               5. Conversion Features: Class B shares convert automatically to Class A shares eight years after purchase, based on relative net asset values of the two classes. Class B shares acquired by the reinvestment of dividends and distributions are included in the conversion.

               6. Exchange Privileges: Class B shares may be exchanged with Class B shares of other Funds without incurring a sales charge.

               7. Other Shareholder Services: As provided in the Fund's Prospectus. These services do not differ from those applicable to Class A shares.

               C.     Investor Shares:

               1.     Maximum Initial Sales Load:  None.

               2.     CDSC:  None.

               3. Rule 12b-1 Distribution Fees: Federal Money Market Fund, Institutional Money Market Fund and U.S. Government Obligations Fund each have a Rule 12b-1 Plan pursuant to which no fees are paid.

               4.     Shareholder Servicing Fees:  None.

               5.     Conversion Features:  None.

               6. Exchange Privileges: Investor shares may be exchanged with Investor shares of other Funds at relative net asset value. Investor shares may be exchanged with Class A shares of other Funds; however, such exchanges require payment of the sales charge applicable to the other Fund's Class A shares.

               7. Other Shareholder Services: As provided in the Fund's Prospectus.

               D.     Select Shares:

               1.     Maximum Initial Sales Load:  None.

               2.     CDSC:  None.

               3.     Rule   12b-1   Distribution   Fees:   None.    Exceptions:
                      Federal Money Market Fund, Institutional Money Market Fund and U.S. Government Obligations Fund each has a Rule 12b-1 Plan pursuant to which no fees are paid.

               4. Shareholder Servicing Fees: Up to 0.25% per annum of the average daily net assets.

               5.     Conversion Features:  None.

               6. Exchange Privileges: Select shares may be exchanged with Select shares of other Funds at relative net asset value. Select shares may be exchanged with Class A shares of other Funds; however, such exchanges require payment of the sales charge applicable to the other Fund's Class A shares.

               7. Other Shareholder Services: As provided in the Fund's Prospectus.
                                       4

               E.     Class G Shares

               1.     Maximum Initial Sales Load:  None.

               2.     CDSC:  None.

               3. Rule 12b-1 Distribution Fees: Small Company Opportunity Fund, Diversified Stock Fund, International Growth Fund, Established Value Fund, Value Fund, Growth Fund, Special Value Fund, Balanced Fund, Convertible Securities Fund, and Real Estate Investment Fund: up to 0.50% per annum of average daily net assets (of which 0.25% is designated for shareholder servicing); Fund For Income, Ohio Municipal Bond Fund, Intermediate Income Fund, Investment Quality Bond Fund, National Municipal Bond Fund and New York Tax-Free Bond Fund: up to 0.25% per annum of average daily net assets (designated for shareholder servicing); Gradison Government Reserves
                      Fund: up to 0.10% per annum of average daily net assets (designated for shareholder servicing); Class G shares of the Nasdaq-100 Index Fund and the Stock Index Fund have a Rule 12b-1 Plan pursuant to which no fees are paid.

               4. Shareholder Servicing Fees: None; except that Class G shares of each of the Nasdaq-100 Index Fund and the Stock Index Fund bear a shareholder servicing fee of up to 0.25% per annum of its average daily net assets.

               5.     Conversion Features:  None.

               6. Exchange Privileges: Class G shares may be exchanged with Class G shares, Select shares, or any single class money market fund shares of a Victory Fund without paying a sales charge. Shareholders who own Class G shares as of the time of the reorganization of the Gradison Funds with certain series of the Trust can exchange into Class A shares of any Victory Fund that does not offer Class G shares without paying a sales charge.

               7. Other Shareholder Services: As provided in the Fund's Prospectus.

        III.   Allocation of Expenses.

               Pursuant to Rule 18f-3 under the 1940 Act, the Trust shall allocate to each class of shares in a Multi-Class Fund (i) any fees and expenses incurred by the Trust in connection with the distribution of such class of shares (other than with respect to the money market Funds) under a distribution plan adopted for such class of shares pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1 Fees") and (ii) any fees and expenses incurred by the Trust under a shareholder servicing plan in connection with the provision of shareholder services to the holders of such class of shares ("Service Plan Fees"). In addition, pursuant to Rule 18f-3, the Trust may allocate the following fees and expenses (the "Class Expenses") to a particular class of shares in a single Multi-Class Fund:

               1. transfer agent fees identified by the transfer agent as being attributable to such class of shares;

               2. printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports, and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

               3. blue sky registration or qualification fees incurred by such class of shares;

               4.     Securities  and  Exchange  Commission   registration  fees
                      incurred by such class of shares;

               5. the expense of administrative personnel and services (including, but not limited to, those of a fund accountant or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

               6. litigation or other legal expenses relating solely to such class of shares;

               7. fees of the Board incurred as result of issues relating to such class of shares;

               8. independent accountants' fees relating solely to such class of shares; and

               9.     shareholder   meeting   expenses   for   meetings   of   a
                      particular class.

               Class Expenses, Rule 12b-1 Fees, and Service Plan Fees are the only expenses allocated to the classes disproportionately. The Class Expenses allocated to each share of a class during a year may differ from the Class Expenses allocated to each share of any other class by up to 50 basis points of the average daily net asset value of the class of shares with the smallest average daily net asset value.

               The initial determination of fees and expenses that will be allocated by the Trust to a particular class of shares and any subsequent changes thereto will be reviewed by the Board and approved by a vote of the Board including a majority of the Trustees who are not interested persons of the Trust. The Board will monitor conflicts of interest among the classes and agree to take any action necessary to eliminate conflicts.

               Income, realized and unrealized capital gains and losses, and any expenses of a Fund not allocated to a particular class of such Fund by this Plan shall be allocated to each class of such Fund on the basis of the relative net assets (settled shares), as defined in Rule 18f-3, of that class in relation to the net assets of such Fund.

               Income, realized and unrealized capital gains and losses, and any expenses of a non-money market Fund not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund.

               Any dividends and other distributions on shares of a class will differ from dividends and other distributions on shares of other classes only as a result of the allocation of Class Expenses, Rule 12b-1 Fees, Service Plan Fees, and the effects of such allocations.

               A Fund's investment adviser will waive or reimburse its management fee in whole or in part only if the fee is waived or reimbursed to all shares of the Fund in proportion to their relative average daily net asset values. The investment adviser, and any entity related to the investment adviser, who charges a fee for a Class Expense will waive or reimburse that fee in whole or in part only if the revised fee more accurately reflects the relative costs of providing to each class the service for which the Class Expense is charged.

        IV.    Board Review.

               The Board shall review this Plan as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board, including a majority of the Trustees that are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating Class Expenses and/or Fund expenses), is in the best interest of each class of shares of a Multi-Class Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Board shall request and evaluate such information as it considers reasonably necessary to evaluate the proposed amendment(s) to the Plan. Such information shall address the issue of whether any waivers or reimbursements of advisory or administrative fees could be considered a cross-subsidization of one class by another and other potential conflicts of interest between classes.

               In making its initial determination to approve this Plan, the Board has focused on, among other things, the relationship between or among the classes and has examined potential conflicts of interest among classes (including those potentially involving a cross-subsidization between classes) regarding the allocation of fees, services, waivers and reimbursements of expenses, and voting rights. The Board has evaluated the level of services provided to each class and the cost of those services to ensure that the services are appropriate and the allocation of expenses is reasonable. In approving any subsequent amendments to this Plan, the Board shall focus on and evaluate such factors as well as any others it deems necessary.

Adopted May 24, 1995; Effective June 5, 1995

Amended and Restated:

December 6, 1995;                     December 11, 1998;
February 14, 1996;                    February 23, 1999;
May 31, 1996;                         May 11, 1999;
February 19, 1997;                    August 17, 1999;
October 2, 1997;                      December 1, 1999;
December 3, 1997;                     February 23, 2000;
August 28, 1998;                      May 23, 2000